UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Ponce Financial Group, Inc.

Exact Name of Registrant as Specified in Its Charter)

Maryland	87-1893965
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2244 Westchester Avenue Bronx, New York	10462
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   ☐

Securities Act registration statement file number to which this form relates: 333-258394

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

Incorporated by reference to the portions of the Prospectus under the headings: “Description of Capital Stock of Ponce Financial Following the Conversion,” “Our Dividend Policy,” “Market for the Common Stock,” and “Restrictions on Acquisition of Ponce Financial”. The Prospectus was originally filed on August 3, 2021, and amended on November 5, 2021, as part of the Registrant’s Registration Statement on Form S-1, File No.  333-258394, as amended.

Item 2. Exhibits.

1. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders:

a.	Incorporated by reference to the Articles of Incorporation (Exhibit 3.1 of the Registration Statement).

b.	Incorporated by reference to the Bylaws (Exhibit 3.2 of the Registration Statement).

c.	Incorporated by reference to the Amended Plan of Conversion and Reorganization (Exhibit 2.1 of the Registration Statement).

2. Incorporated by reference to the Form of Common Stock Certificate (Exhibit 4.0 of the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 27, 2022	Ponce Financial Group, Inc.

	By:	/s/ Carlos P. Naudon
Carlos P. Naudon
President and Chief Executive Officer